UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2018

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2018, Park National Corporation (the "Company") entered into a Second Amendment to Credit Agreement, made and entered into as of May 17, 2018 (the "Amendment"), with U.S. Bank National Association ("U.S. Bank"). This Amendment extends the maturity date under the Credit Agreement, dated as of May 18, 2016 (as previously amended the “Credit Agreement”), between the Company and U.S. Bank to August 16, 2018.
Any loan under the Credit Agreement will generally continue to bear interest at a rate equal to 2.00% plus the greater of (a) zero percent (0.00%) and (b) the one-month LIBOR rate in effect two New York Banking Days (as defined in the Credit Agreement) prior to the first day of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, with such rate being rounded up to the nearest 1/16% and reset monthly on the first day of the month. Pursuant to the Amendment, if U.S. Bank determines that (A) the interest rate applicable to the loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining the loans and such circumstances are unlikely to be temporary, (B) ICE Benchmark Administration (or any person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (C) the supervisor for the administrator of such interest settlement rate or a governmental authority having jurisdiction over U.S. Bank has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then U.S. Bank is to determine an alternate rate of interest to the LIBOR rate described above that gives due consideration to the then prevailing market convention for determining a rate of interest for comparable bank-originated commercial loans in the United States at such time. Such alternate rate is to be adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. If an alternate rate of interest is to be determined by U.S. Bank, until such alternate rate of interest is determined, interest on each loan under the Credit Agreement will accrue at the Prime Rate (as defined in the Amendment) plus 2.00%.
Other than the extension of the maturity date and the provision for the determination of an alternate rate in the event the LIBOR rate is no longer used for determining interest rates for loans under the Credit Agreement, each in accordance with the terms of the Amendment, the terms of the Credit Agreement remain the same as those described in "Item 1.01 Entry into a Material Definitive Agreement" of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 23, 2016.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are contained above in Item 1.01 of this Current Report on Form 8-K and are incorporated as if fully restated herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

10.1Second Amendment to Credit Agreement, made and entered into as of May 17, 2018, by and between Park National Corporation and U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: May 21, 2018	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer